Exhibit 99.1

SQZ Biotechnologies Appoints Micah Zajic as Chief Financial Officer

Experienced Biotech Leader and Capital Markets Professional Elevated to
Chief Financial Officer from Chief Business Officer Role

Appointment Effective July 11, 2022

WATERTOWN, Mass., July 11, 2022 – SQZ Biotechnologies (NYSE: SQZ), focused on unlocking the full potential of cell therapies for multiple therapeutic areas, today announced that it has appointed Micah Zajic, as the company’s Chief Financial Officer, effective immediately. Mr. Zajic has served as the company’s Chief Business Officer since October 2020 and brings nearly 20 years of biotechnology and capital markets experience to the role. As CFO, Mr. Zajic will continue to report to the CEO and will lead the company’s finance and accounting, business development, investor relations, and communications functions.

“Since day one, Micah has been an invaluable member of the SQZ executive leadership team; he has been instrumental in leading our business development efforts and managing other critical teams across the organization,” said Armon Sharei, Ph.D., CEO and Founder at SQZ Biotechnologies. “He is a deeply talented individual that has demonstrated the ability to contribute more broadly to SQZ’s mission. I am excited to continue working closely with Micah as we work to drive patient impact with SQZ’s cell therapies”

Mr. Zajic joined SQZ Biotechnologies as Chief Business Officer in October 2020 where he develops and maintains key strategic relationships with current and potential external partners. Prior to joining SQZ, he led corporate development activities at MeiraGTx Holdings including execution of a significant collaboration agreement with Janssen Pharmaceuticals; and helped complete multiple financings for the company. Mr. Zajic also served in a similar capacity at Alexion Pharmaceuticals where he focused primarily on the evaluation and execution of external partnerships, license agreements, and acquisitions. Before that, he spent over a decade in Morgan Stanley’s Global Capital Markets and Investment Banking Divisions working on capital raises and strategic transactions for clients across the healthcare industry. Mr. Zajic holds a BA in economics from Georgetown University.

“It has been an incredible privilege to work at SQZ for nearly two years, and I am honored to have the opportunity to serve as the company’s next CFO,” said Mr. Zajic. “The company is well positioned to achieve its strategic goals with multiple programs in the clinic and a pipeline of tremendous potential. I am looking forward to working with the talented teams across SQZ in this new capacity as we progress SQZ toward our mission to unlock the full potential of cell therapies.”

About SQZ Biotechnologies
SQZ Biotechnologies Company is a clinical-stage biotechnology company focused on unlocking the full potential of cell therapies for patients around the world. The company has active programs in oncology, autoimmune and infectious diseases, as well as additional exploratory initiatives to support future pipeline growth. SQZ’s proprietary Cell Squeeze® technology can deliver multiple biological materials into many cell types, offering the ability to engineer a broad range of potential therapeutics. With clinical production timelines already under 24 hours, the company has the potential to enable broader patient accessibility through point-of-care manufacturing implementation across multiple therapeutic programs. Our approach could also improve a patient’s treatment journey with no planned hospitalization or preconditioning treatment. The company’s first therapeutic efforts seek to generate target-specific immune responses, both through activation for the treatment of solid tumors and infectious diseases, and by immune tolerance for the treatment of autoimmune diseases. For more information, please visit www.sqzbiotech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements relating to executive management, regulatory submissions, platform and clinical development, product candidates, preclinical and clinical activities, progress and outcomes, business development and strategic collaborations, clinical safety and efficacy results, and therapeutic potential. These forward-looking statements are based on management's current expectations. Actual results could differ from those projected in any forward-looking statements due to several risk factors. Such factors include, among others, risks and uncertainties related to our limited operating history; our significant losses incurred since inception and expectation to incur significant additional losses for the foreseeable future; the development of our initial product candidates, upon which our business is highly dependent; the impact of the COVID-19 pandemic on our operations and clinical activities; our need for additional funding and our cash runway; the lengthy, expensive, and uncertain process of clinical drug development, including uncertain outcomes of clinical trials and potential delays in regulatory approval; our ability to maintain our relationships with our third party vendors and strategic collaborators; and protection of our proprietary technology, intellectual property portfolio and the confidentiality of our trade secrets. These and other important factors discussed under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements. Any forward-looking statements represent management's estimates as of this date and we undertake no duty to update these forward-looking statements, whether as a result of new information, the occurrence of current events, or otherwise, unless required by law.

Investor Contact:

Mike Kaiser

michael.kaiser@sqzbiotech.com

857-760-0398

Media Contact:

Erin Phelps

erin.phelps@sqzbiotech.com

857-760-0920